    As filed with the Securities and Exchange Commission on February 2, 2005

                                                      Registration No. 333-99565
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                ----------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       ON
                                    FORM S-1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                    COMPUTER ASSOCIATES INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in Its Charter)

         Delaware                             7372                           13-2857434
(State or other Jurisdiction        (Primary Standard Industrial          (I.R.S. Employer
of Incorporation or Organization)    Classification Code Number)        Identification Number)

                         One Computer Associates Plaza
                            Islandia, New York 11749
                                 (631) 342-6000
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                             Robert B. Lamm, Esq.
           Senior Vice President - Corporate Governance and Secretary
                         One Computer Associates Plaza
                            Islandia, New York 11749
                                 (631) 342-6000
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                                ----------------

                                With copies to:

                                Bruce C. Bennett
                              Covington & Burling
                          1330 Avenue of the Americas
                            New York, New York 10019
                                 (212) 841-1000

                                ----------------

        Approximate date of commencement of proposed sale to the public:

     Not applicable.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. |_|

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

     This Registration Statement on Form S-1 constitutes a post-effective amendment to the Company's Registration Statement on Form S-3 (Registration No. 333-99565). Pursuant to Rule 401(b) under the Securities Act, the Company is filing this post-effective amendment on Form S-1, as it is currently ineligible to file a registration statement on Form S-3.

--------------------------------------------------------------------------------

     Deregistration of Securities and Withdrawal of Registration Statement
     ---------------------------------------------------------------------

On September 13, 2002, Computer Associates International, Inc. (the "Company") filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (Registration No. 333-99565) (the "Registration Statement") on Form S-3 registering the resale of up to $660,000,000 aggregate principal amount of its 5% Convertible Senior Notes Due March 15, 2007 (the "Notes), and the common stock issuable upon conversion thereof, held by certain selling holders thereof, as identified in the Prospectus that is a part of the Registration Statement.

The Registration Statement, as amended by Pre-Effective Amendment No. 1 filed December 3, 2002 and Pre-Effective Amendment No. 2 filed December 13, 2002, was declared effective on December 13, 2002 by the Commission.

In accordance with the undertaking of the Company set forth in Part II of the Registration Statement, the Company hereby deregisters any securities that remain unsold as of the date hereof pursuant to this Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement and, in accordance with Rules 477 and 478 of the Securities Act of 1933, the Company hereby withdraws the Registration Statement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-1 to its Registration Statement on From S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Islandia, State of New York, on this 2nd day of February 2005.

                                         COMPUTER ASSOCIATES INTERNATIONAL, INC.


                                           By: /s/ Robert B. Lamm
                                               ----------------------------
                                               Name: Robert B. Lamm
                                               Senior Vice President - Corporate
                                               Governance and Secretary



                                       2